Exhibit 99.1

Media:	Wendy Olson
(713) 627-4072
(713) 627-4747 (24-hour media line)

Analysts:	John Arensdorf
(713) 627-4600

Date:	August 2, 2012

Spectra Energy Reports Second Quarter 2012 Results

•	Reported net income from controlling interests of $215 million, $0.33 earnings per share (EPS), compared with $284 million, $0.44 EPS, in the prior year quarter.

•	Second quarter 2012 earnings in line with company expectations, except for the effects of lower commodity prices.

•	Continue to successfully execute on capital expansion plan, with almost $600 million in expansion projects placed into service during the quarter.

•	Remain on track to deliver at least an 8 cent annual dividend increase through 2014.

•	Lower commodity prices expected to affect full year results; remain focused on longer term with at least $20 billion in expansion opportunities through the end of the decade.

HOUSTON – Spectra Energy Corp (NYSE: SE) reported 2012 second quarter net income from controlling interests of $215 million, or $0.33 diluted EPS, compared with $284 million, or $0.44 diluted EPS, in the prior year quarter. Ongoing net income from controlling interests for the 2012 quarter was $215 million, or $0.33 diluted EPS, versus $275 million, or $0.42 diluted EPS, in the prior year quarter.

“Spectra Energy’s fee-based businesses performed well again this quarter, helping to offset the adverse effects of a challenging commodity price and economic environment,” said Greg Ebel, president and chief executive officer, Spectra Energy Corp. “Except for the effects of low commodity prices, earnings were in line with our expectations, and we remain solidly on track to deliver at least an 8 cent increase in our annual dividend over the next several years.”

“Given the fundamental strength of our base business, we are well positioned to weather volatility in commodity prices. Our $8 billion in expansion projects in execution across the company are on track to deliver returns that support ongoing earnings and consistent dividend growth,” he said.

SEGMENT RESULTS

U.S. Transmission

U.S. Transmission reported second quarter 2012 earnings before interest and taxes (EBIT) of $237 million, compared with $243 million in second quarter 2011. Quarterly EBIT results reflect increased earnings from expansions, which were more than offset by lower processing revenues and expected lower storage revenues.

Distribution

Distribution reported second quarter 2012 EBIT of $75 million, compared with $88 million in second quarter 2011. The decrease in EBIT is mainly due to a negative regulatory decision affecting 2010-2011 storage revenues and a weaker Canadian dollar.

Western Canada Transmission & Processing

Western Canada Transmission & Processing reported second quarter 2012 EBIT of $94 million, compared with $113 million in second quarter 2011. The segment experienced improved results in the gathering and processing business, mainly driven by higher contracted volumes from expansions in the Horn River area of British Columbia and expected lower plant maintenance costs. These results were more than offset by lower earnings at the Empress natural gas liquids (NGL) business, attributable to lower NGL prices and an adjustment to reduce the book value of inventory, both primarily driven by lower propane prices.

Field Services

Field Services reported second quarter 2012 EBIT of $66 million, compared with $138 million in second quarter 2011. The decrease in EBIT was primarily driven by lower commodity prices, which was somewhat offset by the effects of higher volumes in key growth areas, such as the Permian and Eagle Ford basins. A reduction in depreciation expense, attributable to an extension in the run life of gathering and processing assets, also partially offset the effects of lower commodity prices.

During the second quarters of 2012 and 2011, respectively, NGL prices averaged $0.77 per gallon versus $1.24 per gallon, NYMEX natural gas averaged $2.22 per million British thermal units (MMBtu) versus $4.31 per MMBtu, and crude oil averaged approximately $93 per barrel versus approximately $103 per barrel.

DCP Midstream paid distributions of $61 million to Spectra Energy in second quarter 2012.

Other

“Other” reported net costs of $25 million and $29 million in the second quarter 2012 and 2011, respectively. Other is primarily comprised of corporate costs, captive insurance and benefits.

Interest Expense

Interest expense was $155 million for second quarter 2012, compared with $159 million for second quarter 2011.

Income Taxes

Second quarter 2012 income tax expense from continuing operations was $80 million, compared with $125 million reported in second quarter 2011. The lower tax expense was driven by lower earnings, and a lower Canadian effective tax rate, partially offset by favorable tax adjustments in 2011. The effective tax rate was 25 percent in second quarter 2012, compared with 30 percent in the prior year quarter.

Reconciliation of Reported to Ongoing Net Income – Controlling Interests (in millions)
	Quarters Ended June 30,
	2012	2011
Net Income – Controlling Interests as Reported	$215	$284
Adjustments to Reported Net Income – Controlling Interests:
Discontinued Operations	—	(9)

Ongoing Net Income – Controlling Interests	$215	$275

Reconciliation of Reported to Ongoing Diluted EPS
	Quarters Ended June 30,
	2012	2011
Diluted EPS as Reported	$0.33	$0.44
Discontinued Operations	—	(0.02)

Diluted EPS, Ongoing	$0.33	$0.42

Additional Information

Spectra Energy Corp (NYSE: SE) will announce its second quarter 2012 earnings results before the market opens on Thursday, August 2, 2012, and will hold an analyst conference call at 8:00 a.m. CT that same day.

Additional information about second quarter 2012 earnings can be obtained via the Spectra Energy website at www.spectraenergy.com. The webcast can be accessed via the Investors Section of Spectra Energy’s website or the conference call can be accessed by dialing (888) 252-3715 in the United States or Canada, or (706) 634-8942 for International. The conference code is “97597672” or “Spectra Energy Quarterly Earnings Call.”

Please call five to ten minutes prior to the scheduled start time. A replay of the call will be available until 5:00 p.m. CT, October 31, 2012, by dialing (800) 585-8367 with conference ID 97597672. The international replay number is (404) 537-3406, with above conference ID. A replay and transcript also will be available by accessing the Investors Section of the company’s website.

Non-GAAP Financial Measures

We use ongoing net income from controlling interests and ongoing diluted EPS as measures to evaluate operations of the company. These measures are non-GAAP financial measures as they represent net income from controlling interests and diluted EPS, adjusted for special items and discontinued operations. Special items represent certain charges and credits which we believe will not be recurring on a regular basis, and discontinued operations do not represent our ongoing core business. We believe that the presentation of ongoing net income and ongoing diluted EPS provide useful information to investors, as it allows them to more accurately compare our ongoing performance across periods.

The primary performance measure used by us to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents earnings from continuing operations (both operating and non-operating) before interest and taxes, net of noncontrolling interests related to those earnings. We consider segment EBIT, which is the GAAP measure used to report segment results, to be a good indicator of each segment’s operating performance from its continuing operations as it represents the results of our ownership interest in operations without regard to financing methods or capital structures.

We also use ongoing segment EBIT and Other EBIT (net costs) as measures of performance. Ongoing segment and Other EBIT are non-GAAP financial measures as they represent reported segment and Other EBIT adjusted for special items. We believe that the presentation of ongoing segment and Other EBIT provide useful information to investors, as they allow investors to more accurately compare a segment’s or Other’s ongoing performance across periods. The most directly comparable GAAP measures for ongoing segment or Other EBIT are reported segment or Other EBIT, which represent EBIT from continuing operations, including any special items.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on our beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas industries; outcomes of litigation and regulatory investigations, proceedings or inquiries; weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; general economic conditions, including the risk of a prolonged economic slowdown or decline, or the risk of delay in a recovery, which can affect the long-term demand for natural gas and related services; potential effects arising from terrorist attacks and any consequential or other hostilities; changes in environmental, safety and other laws and regulations; results and costs of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general market and economic conditions; increases in the cost of goods and services required to complete capital projects; declines in the market prices of equity and debt securities and resulting funding requirements for defined benefit pension plans; growth in opportunities, including the timing and success of efforts to develop U.S. and Canadian pipeline, storage, gathering, processing and other infrastructure projects and the effects of competition; the performance of natural gas transmission and storage, distribution, and gathering and processing facilities; the extent of success in connecting natural gas supplies to gathering, processing and transmission systems and in connecting to expanding gas markets; the effects of accounting pronouncements issued periodically by accounting standard-

setting bodies; conditions of the capital markets during the periods covered by the forward-looking statements; and the ability to successfully complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture. These factors, as well as additional factors that could affect our forward-looking statements, are described under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Information” in our 2011 Form 10-K, filed on February 27, 2012, and in our other filings made with the Securities and Exchange Commission (SEC), which are available via the SEC’s Web site at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. All forward-looking statements in this release are made as of the date hereof and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Spectra Energy Corp (NYSE: SE), a FORTUNE 500 company, is one of North America’s premier natural gas infrastructure companies serving three key links in the natural gas value chain: gathering and processing, transmission and storage, and distribution. For more than a century, Spectra Energy and its predecessor companies have developed critically important pipelines and related infrastructure connecting natural gas supply sources to premium markets. Based in Houston, Texas, the company’s operations in the United States and Canada include more than 19,000 miles of transmission pipeline, approximately 305 billion cubic feet of storage, as well as natural gas gathering and processing, natural gas liquids and local distribution operations. The company also has a 50 percent ownership in DCP Midstream, one of the largest natural gas gatherers and processors in the United States. Spectra Energy is a member of the Dow Jones Sustainability World and North America Indexes and the U.S. S&P 500 Carbon Disclosure Project’s Carbon Disclosure Leadership Index. For more information, visit www.spectraenergy.com.

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Spectra Energy Corp

Quarterly Highlights

June 2012

(Unaudited)

(In millions, except per-share amounts and where noted)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
COMMON STOCK DATA
Earnings Per Share From Continuing Operations, Diluted	$0.33	$0.42	$0.83	$0.96
Earnings Per Share, Diluted	$0.33	$0.44	$0.84	$0.98
Dividends Per Share	$0.28	$0.26	$0.56	$0.52
Weighted-Average Shares Outstanding, Diluted	655	652	655	652
INCOME
Operating Revenues	$1,112	$1,188	$2,656	$2,800
Total Reportable Segment EBIT	472	582	1,125	1,250
Income from Discontinued Operations, Net of Tax	—	9	2	16
Net Income—Controlling Interests	215	284	548	641
EBIT BY BUSINESS SEGMENT
U.S. Transmission	$237	$243	$508	$522
Distribution	75	88	226	255
Western Canada Transmission & Processing	94	113	232	254
Field Services	66	138	159	219

Total Reportable Segment EBIT	472	582	1,125	1,250
Other EBIT	(25)	(29)	(54)	(53)

Total Reportable Segment and Other EBIT	$447	$553	$1,071	$1,197

CAPITAL AND INVESTMENT EXPENDITURES
U.S. Transmission			$335	$294
Distribution			96	117
Western Canada Transmission & Processing			327	313
Other			31	19

Total Capital and Investment Expenditures, Excluding Acquisitions			$789	$743

Acquisitions (a)			$30	$—

			June 30, 2012	December 31, 2011
CAPITALIZATION
Common Equity—Controlling Interests			39%	39%
Noncontrolling Interests and Preferred Stock			5%	5%
Total Debt			56%	56%
Total Debt			$11,735	$11,723
Book Value Per Share (b)			$12.74	$12.39
Actual Shares Outstanding			653	651

(a)	Represents payment of the purchase price previously withheld in connection with the acquisition of Bobcat.
(b)	Represents controlling interests.

Spectra Energy Corp

Quarterly Highlights

June 2012

(Unaudited)

(In millions, except where noted)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
U.S. TRANSMISSION
Operating Revenues	$464	$457	$959	$940
Operating Expenses
Operating, Maintenance and Other	162	156	319	302
Depreciation and Amortization	71	67	141	134
Gains on Sales of Other Assets and Other, net	2	—	3	4
Other Income and Expenses	32	32	63	63
Noncontrolling Interests	28	23	57	49

EBIT	$237	$243	$508	$522

Proportional Throughput, TBtu (a)	612	623	1,375	1,426
DISTRIBUTION
Operating Revenues	$322	$375	$919	$1,071
Operating Expenses
Natural Gas Purchased	89	127	375	496
Operating, Maintenance and Other	106	107	213	214
Depreciation and Amortization	52	53	105	106

EBIT	$75	$88	$226	$255

Number of Customers, Thousands			1,367	1,348
Heating Degree Days, Fahrenheit	807	930	3,699	4,702
Pipeline Throughput, TBtu	159	156	426	487
Canadian Dollar Exchange Rate, Average	1.01	0.97	1.01	0.98
WESTERN CANADA TRANSMISSION & PROCESSING
Operating Revenues	$329	$371	$795	$810
Operating Expenses
Natural Gas and Petroleum Products Purchased	62	67	223	189
Operating, Maintenance and Other	133	147	264	280
Depreciation and Amortization	48	48	95	94
Other Income and Expenses	8	4	19	7

EBIT	$94	$113	$232	$254

Pipeline Throughput, TBtu	155	166	332	349
Volumes Processed, TBtu	160	174	339	350
Empress Inlet Volumes, TBtu	109	129	280	310
Canadian Dollar Exchange Rate, Average	1.01	0.97	1.01	0.98
FIELD SERVICES
Equity in Earnings of DCP Midstream, LLC	$66	$138	$159	$219

EBIT	$66	$138	$159	$219

Natural Gas Gathered and Processed/Transported, TBtu/day (b)	7.0	6.9	7.1	6.8
Natural Gas Liquids Production, MBbl/d (b,c)	392	377	402	367
Average Natural Gas Price Per MMBtu (d)	$2.22	$4.31	$2.48	$4.21
Average Natural Gas Liquids Price Per Gallon (e)	$0.77	$1.24	$0.89	$1.19
Average Crude Oil Price Per Barrel (f)	$93.46	$102.56	$98.15	$98.33

(a)	Trillion British thermal units
(b)	Includes 100% of DCP Midstream volumes
(c)	Thousand barrels per day
(d)	Million British thermal units. Average price based on NYMEX Henry Hub
(e)	Does not reflect results of commodity hedges
(f)	Average price based on NYMEX calendar month

Spectra Energy Corp

Condensed Consolidated Statements of Operations

(Unaudited)

(In millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
Operating Revenues	$1,112	$1,188	$2,656	$2,800
Operating Expenses	746	786	1,772	1,845
Gains on Sales of Other Assets and Other, net	1	—	2	4

Operating Income	367	402	886	959

Other Income and Expenses	109	180	243	292
Interest Expense	155	159	312	314

Earnings From Continuing Operations Before Income Taxes	321	423	817	937
Income Tax Expense From Continuing Operations	80	125	217	264

Income From Continuing Operations	241	298	600	673
Income From Discontinued Operations, net of tax	—	9	2	16

Net Income	241	307	602	689
Net Income—Noncontrolling Interests	26	23	54	48

Net Income—Controlling Interests	$215	$284	$548	$641

Spectra Energy Corp

Condensed Consolidated Balance Sheets

(Unaudited)

(In millions)

	June 30,	December 31,
	2012	2011
ASSETS
Current Assets	$1,395	$1,764
Investments and Other Assets	7,013	7,014
Net Property, Plant and Equipment	18,798	18,258
Regulatory Assets and Deferred Debits	1,169	1,102

Total Assets	$28,375	$28,138

LIABILITIES AND EQUITY

Current Liabilities	$3,444	$3,101
Long-term Debt	9,632	10,146
Deferred Credits and Other Liabilities	5,893	5,737
Preferred Stock of Subsidiaries	258	258
Equity	9,148	8,896

Total Liabilities and Equity	$28,375	$28,138

Spectra Energy Corp

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(In millions)

	Six Months Ended
	June 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$602	$689
Adjustments to reconcile net income to net cash provided by operating activities	557	649

Net cash provided by operating activities	1,159	1,338

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(792)	(571)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(414)	(361)

Effect of exchange rate changes on cash	—	2

Net increase (decrease) in cash and cash equivalents	(47)	408
Cash and cash equivalents at beginning of period	174	130

Cash and cash equivalents at end of period	$127	$538

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

June 2012 Quarter-to-date

(In millions, except per-share amounts)

Reported Earnings/ Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission	$237

Distribution	75

Western Canada Transmission & Processing	94

Field Services	66

Total Reportable Segment EBIT	472

Other	(25)

Total Reportable Segment and Other EBIT	$447

EARNINGS

Total Reportable Segment EBIT and Other EBIT	$447
Interest Expense	(155)
Interest Income and Other	29
Income Taxes from Continuing Operations	(80)

Total Net Income	$241

Total Net Income—Noncontrolling Interests	(26)

Total Net Income—Controlling Interests	$215

EARNINGS PER SHARE, BASIC	$0.33

EARNINGS PER SHARE, DILUTED	$0.33

Weighted Average Shares (reported and ongoing)—in millions

Basic	653

Diluted	655

Spectra Energy Corp

Reported to Ongoing Earnings Reconciliation

June 2011 Quarter-to-date

(In millions, except per-share amounts)

	Reported Earnings	Discontinued Operations		Ongoing Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS

U.S. Transmission	$243	$—		$243

Distribution	88	—		88

Western Canada Transmission & Processing	113	—		113

Field Services	138	—		138

Total Reportable Segment EBIT	582	—		582
Other	(29)	—		(29)

Total Reportable Segment and Other EBIT	$553	$—		$553

EARNINGS

Total Reportable Segment EBIT and Other EBIT	$553	$—		$553
Interest Expense	(159)	—		(159)
Interest Income and Other	29	—		29
Income Taxes from Continuing Operations	(125)	—		(125)
Discontinued Operations, net of Tax	9	(9	)A	—

Total Net Income	$307	$(9)		$298

Total Net Income—Noncontrolling Interests	(23)	—		(23)

Total Net Income—Controlling Interests	$284	$(9)		$275

EARNINGS PER SHARE, BASIC	$0.44	$(0.02)		$0.42

EARNINGS PER SHARE, DILUTED	$0.44	$(0.02)		$0.42

A—Primarily net revenues from Sonatrach settlement transactions.

Weighted Average Shares (reported and ongoing)—in millions

Basic				650

Diluted				652